UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934




                                 August 9, 2002
                                 --------------
                                 Date of Report



                                 Rent-Way, Inc.
                                 --------------
             (Exact name of registrant as specified in its charter)




        Pennsylvania                000-22026                25-1407782
 ---------------------------  ----------------------   ---------------------
(State or other jurisdiction (Commission File Number) (IRS Employer
              of corporation)                             Identification No.)





One RentWay Place, Erie, Pennsylvania                      16505
--------------------------------------------------------------------------------
(Address of principal executive offices)                  Zip Code



Registrant's telephone number, including area code:     (814) 455-5378
                                                      ------------------

Item 5.           Other Events

Rent-Way Reports Third Quarter Results
o        Hits Revenue Target in Q3
o        Names William Short SVP - Operations
o        Modifies Projections for September Quarter

Erie, Pennsylvania, August 7, 2002 -- Rent-Way Inc. (NYSE:RWY) today released financial results for its fiscal third quarter, ended June 30, 2002. The company reported consolidated revenues of $159.5 million, operating margin of 5.9 percent and a net loss of $6.0 million. Third quarter EBITDA of $16.4 million increased 13 percent versus $14.5 million in the year-earlier quarter. Rent-Way also announced the promotion of William S. Short to senior vice president, Operations, effective July 1, 2002.

"During the third quarter, Rent-Way continued its aggressive emphasis on controlling costs and generating cash," stated William E. Morgenstern, chairman and CEO. "We accomplished a significant sequential reduction in our cost of sales, reflecting the benefit of higher-margin merchandise and careful management. We also recognized the consistently strong performance of Bill Short, one of our key operators, by naming him SVP-Operations, a move that reflects our renewed emphasis on growth. The Rent-Way team has demonstrated a focused discipline in executing our long-term strategy."

William McDonnell, Vice President and CFO commented, "Sophisticated investors realize the true measurement of Rent-Way's progress is its demonstrated capacity to generate significant cash flow, reduce debt and control expenses. Over the long term, these core competencies, coupled with the refinancing of the company's debt, will lead to sustainable profitability and increased shareholder value." Mr. McDonnell added, "The results of the March and June quarter will allow us to refinance the company's existing debt on favorable terms."

During the third quarter, Rent-Way's same-store sales declined by one percent. This decline reflected the intentional elimination of a number of lower-margin and unprofitable rental products. The decline in sales on a year-over-year basis also reflects the closure of 70 stores during the last year. Mr. Morgenstern added, "The June quarter is normally a slow period for the industry, and this year was no exception. Our same-store sales actually declined at a slower rate than during the second quarter. As our emphasis shifts toward resuming growth, we anticipate better top-line comparisons."

Rent-Way reduced its debt during the quarter from $318 million as of March 31, 2002 to $303 million as of June 30. This level represents a year-over-year decline of $41 million. Mr. McDonnell stated, "While we achieved our revenue targets during the June quarter, our EBITDA and operating margins were depressed by the net impact of several previously announced insurance items, the largest of which was a retrospective increase of our insurance premiums for fiscal 2001."

Rent-Way also issued updated financial projections for its fiscal fourth quarter, ending September 30, 2002. The company now anticipates revenues for the Rentway stores, excluding Dpi, in a range of $138-$141 million, consolidated EBITDA of $14.5-$16.5 million and operating margins of 5-7%.

Rent-Way is the second largest operator of rental-purchase stores in the United States. Rent-Way rents quality name brand merchandise such as home entertainment equipment, computers, furniture and appliances from 1,062 stores in 42 states.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements contain the words "projects", "anticipates", "believes", "expects", "intends", "will", "may" and similar words and expressions. Each such statement is subject to uncertainties, risks and other factors that could cause actual results or performance to differ materially from the results or performance expressed in or implied by such statements. The forward-looking statements in this news release that contain projections of the company's expected financial performance and other projections regarding future performance are inherently subject to change given the nature of projections and the company's actual performance may be better or worse than projected. Uncertainties, risks and other factors that may cause actual results or performance to differ materially from any results or performance expressed or implied by forward-looking statements in this news release include: (1) the company's ability to normalize and control its operating expenses and to continue to realize operating efficiencies, (2) the company's ability to develop, implement and maintain adequate and reliable internal accounting systems and controls, (3) the company's ability to retain existing senior management and to attract additional management employees, (4) general economic and business conditions, including demand for the company's products and services, (5) general conditions relating to the rental-purchase industry, including the impact of state and federal laws regulating or otherwise affecting the rental-purchase transaction, (6) competition in the rental-purchase industry, including competition with traditional retailers, (7) the company's ability to make principal and interest payments on and to refinance on more favorable terms its high level of outstanding debt, (8) the outcome of the class action lawsuit and the shareholder derivative lawsuit commenced against the company and (9) the outcome of the continuing investigations involving the company commenced by the SEC and the U.S. Department of Justice. A discussion of other risk factors that may cause actual results to differ from the results expressed in or implied by these forward-looking statements can be found in the company's periodic filings with the SEC. The company disclaims any duty to provide updates to the forward-looking statements made in this news release.






                                                  RENT-WAY, INC.
                                           SELECTED BALANCE SHEET DATA
                                            (all dollars in thousands)


                                                      June 30, 2002       September 30, 2001
                                                    -----------------   ----------------------
                                                       (unaudited)

Cash and cash equivalents ....................        $   9,372              $ 10,515

Prepaid expenses..............................           13,245                13,534

Rental merchandise, net ......................          217,287               218,973

Total Assets .................................          602,802               628,177

Accounts payable..............................           17,077                24,212

Debt .........................................          302,693               307,009

Total Liabilities ............................          417,697               422,135

Shareholders' Equity .........................          185,105               206,042



                                                              RENT-WAY, INC.
                                           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                           (all dollars in thousands except per share data)


                                                   For the three months ended                   For the nine months ended
                                                             June 30,                                     June 30,
                                                   2002                  2001                  2002                   2001
                                               (unaudited)           (unaudited)            (unaudited)            (unaudited)

Revenues:
   Rental revenue                           $130,103    81.6%    $133,583    81.0%       $387,624   81.2%       $402,920       80.8%
   Prepaid phone service revenue               9,841     6.2%       8,942     5.4%         29,236    6.1%         26,316       16.0%
   Other revenue                              19,571    12.3%      22,454    13.6%         60,761   12.7%         69,448       13.9%
                                             -------   -----      -------   -----         -------  -----         -------       -----
Total Revenue                                159,515   100.0%     164,979   100.0%        477,621  100.0%        498,684      100.0%

Costs and operating expenses:
   Depreciation and amortization:
      Rental merchandise                      43,542    27.3%      52,437    31.8%        136,469   28.6%        151,228       30.3%
      Property and equipment                   6,409     4.0%       7,829     4.7%         20,024    4.2%         23,477        4.7%
      Amortization of goodwill and other         609     0.4%       4,245     2.6%          1,839    0.4%         13,083        2.6%
        intangibles
   Cost of prepaid phone service               6,341     4.0%       4,609     2.8%         18,186    3.8%         14,660        2.9%
   Salaries and wages                         38,422    24.1%      39,005    23.6%        115,213   24.1%        119,977       24.1%
   Advertising, net                            5,808     3.6%       3,810     2.3%         21,540    4.5%         16,777        3.4%
   Occupancy                                  10,984     6.9%      11,462     6.9%         33,701    7.1%         36,195        7.3%
   Other operating expenses                   38,065    23.9%      39,201    23.8%        105,196   22.0%        119,950       24.1%
                                             -------    ----      -------    ----        --------   ----        --------       ----
         Total costs and operating expenses  150,180    94.1%     162,598    98.6%        452,168   94.7%        495,347       99.3%

         Operating income                      9,335     5.9%       2,381     1.4%         25,453    5.3%          3,337        0.7%

Other income (expense):
Interest expense                             (11,862)  -7.44%     (10,909)   -6.6%        (37,768)  -7.9%        (32,900)      -6.6%
Interest income                                   24    0.02%          58     0.0%            332    0.1%            180        0.0%
Other income (expense), net                   (1,536)  -0.96%        (227)   -0.1%          2,850    0.6%         (9,090)      -1.8%
                                             -------    ----      -------    ----         -------   ----         -------        ----
      Income (loss) before income taxes       (4,039)   -2.5%      (8,697)   -5.3%         (9,133)  -1.9%        (38,473)      -7.7%


Income tax expense                             1,950     1.2%          --     0.0%         14,586    3.1%             --        0.0%
                                             -------    ----      -------    ----         -------   ----         -------        ----
Loss before extraordinary items               (5,989)   -3.8%      (8,697)   -5.3%        (23,719)  -5.0%        (38,473)      -7.7%
                                             -------    ----      -------    ----         -------   ----         -------        ---
Extraordinary item                                --     0.0%          --     0.0%         (3,368)  -0.7%             --        0.0%
                                             -------    ----      -------    ----         -------   ----         -------        ----
Net loss                                      (5,989)   -3.8%      (8,697)   -5.3%        (27,087)   5.7%        (38,473)      -7.7%
                                             ========   ====      =======    ====         =======   ====         =======        ====

Loss per common share:
    Basic loss per common share
        Loss before extraordinary charge      $(0.24)              $(0.35)                 $(0.96)                $(1.57)
                                               =====                =====                   =====                  =====
        Net loss                              $(0.24)              $(0.35)                 $(1.09)                $(1.57)
                                               =====                =====                   =====                  =====

 Diluted loss per common share
        Loss before extraordinary charge      $(0.24)              $(0.35)                 $(0.96)                $(1.57)
                                               =====                =====                   =====                  =====
        Net loss                              $(0.24)              $(0.35)                 $(1.09)                $(1.57)
                                               =====                =====                   =====                  =====


Weighted average common shares outstanding:
    Basic                                     25,364               24,510                  24,802                 24,498
                                             =======              =======                 =======                =======
    Diluted                                   25,364               24,510                  24,802                 24,498
                                             =======              =======                 =======                =======



                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                           Rent-Way, Inc.
                                  ----------------------------------
                                            (Registrant)




           August 9, 2002                     /s/William A. McDonnell
    ------------------------------        --------------------------------------
                Date                                  (Signature)
                                                 William A. McDonnell
                                                  Vice President and
                                               Chief Financial Officer




           August 9, 2002                       /s/John A. Lombardi
    -------------------------------       --------------------------------------
                Date                                  (Signature)
                                                   John A. Lombardi
                                              Chief Accounting Officer
                                                    and Controller